SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               TRISTAR CORPORATION
                (Name of Registrant as Specified in its Charter)


                               TRISTAR CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies: N/A
      2)    Aggregate number of securities to which transaction applies: N/A
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined: N/A
      4)    Proposed maximum aggregate value of transaction: N/A
      5)    Fee paid previously with preliminary materials: N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid: N/A
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      3)    Filing Party: N/A
      4)    Date Filed: N/A
      5)    Total fee paid: N/A

                               TRISTAR CORPORATION

                     105 South St. Mary's Street, Suite 1800
                            San Antonio, Texas 78205

                                December 18, 2000

Dear Stockholder:

      On behalf of the Board of Directors, I cordially invite you to attend the 2001 Annual Meeting of Stockholders of TRISTAR CORPORATION. The Annual Meeting will be held on January 18, 2001, at 10:00 a.m., E.S.T., at the Company's global marketing offices at 225 West 34th Street, Suite 800, New York, New York 10122. The formal Notice of the Annual Meeting is set forth in the enclosed material.

      The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. During the meeting, stockholders will have the opportunity to ask questions and comment on TRISTAR CORPORATION's operation.

      It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and return the enclosed proxy card promptly.

      We appreciate your investment in TRISTAR CORPORATION and urge you to return your proxy card as soon as possible.

                                    Sincerely,

                                    /s/ RICHARD R. HOWARD
                                        Richard R. Howard
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               TRISTAR CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      Notice is hereby given that the Annual Meeting of Stockholders of TRISTAR CORPORATION (the "Company") will be held on January 18, 2001, at 10:00 a.m., E.S.T., at the Company's global marketing offices at 225 West 34th Street, Suite 800, New York, New York 10122 for the following purposes:

      (1) to elect a Board of five directors to serve for the ensuing year and until their respective successors are duly elected and qualified;

      (2) to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending August 25, 2001; and

      (3) to transact such other business as may lawfully come before the Annual Meeting or any adjournment or adjournments thereof.

      Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

      The Board of Directors has fixed the close of business on December 5, 2000 as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten days prior to the meeting. The list will be open to the examination of any stockholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.

      So that we may be sure your shares will be voted at the Annual Meeting, please date, sign and return the enclosed proxy promptly. For your convenience, a postpaid return envelope is enclosed for your use in returning your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

                                    By Order of the Board of Directors,

                                    /s/ RICHARD R. HOWARD
                                        RICHARD R. HOWARD
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
San Antonio, Texas
December 18, 2000

      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE PROVIDED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                               TRISTAR CORPORATION

                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on January 18, 2001

GENERAL INFORMATION

      The enclosed proxy is solicited by the Board of Directors of TRISTAR CORPORATION, a Delaware corporation (the "Company"), for use at the Annual Meeting (the "Meeting" or "Annual Meeting") of Stockholders to be held on January 18, 2001, at 10:00 a.m., E.S.T., at the Company's global marketing offices at 225 West 34th Street, Suite 800, New York, New York 10122, and at any adjournment or adjournments thereof.

      The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, $0.01 par value ("Common Stock"), and Series C Senior Convertible Preferred Stock, $0.05 par value ("Series C Stock"), of the Company. The Company has an additional 569,032 shares of preferred stock outstanding and not entitled to vote. At the close of business on December 5, 2000 (the "Record Date"), there were outstanding and entitled to vote 16,786,756 shares of Common Stock and 100,000 shares of Series C Stock. The holders of record of Common Stock on the Record Date will be entitled to one vote per share, and the holders of record of Series C Stock on the Record Date will be entitled to 11.034483 votes per share. The Company's Certificate of Incorporation does not permit cumulative voting in the election of directors.

      The Annual Report to Stockholders for the year ended August 26, 2000, has been or is being furnished with this Proxy Statement, which is being mailed on or about December 18, 2000, to the holders of record of Common Stock and preferred stock, $0.05 par value ("Preferred Stock," which includes the Series C Stock) on the Record Date. The Annual Report to Stockholders does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

      Properly executed proxies received in time for the Meeting will be voted. Stockholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted FOR the election of the five nominees for director named herein and FOR ratification of the appointment of PricewaterhouseCoopers LLP ("PWC") as the Company's independent public accountants for the fiscal year ending August 25, 2001. At the date of the Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Annual Meeting.

      However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

      If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Chief Financial Officer of the Company at the Company's corporate office at any time before the enclosed proxy is exercised. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. The Company's corporate office is located at 105 South St. Mary's Street, Suite 1800, San Antonio, Texas 78205.

      The holders of a majority of the total shares of Common Stock and Series C Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the total shares of Common Stock and Series C Stock, voting together as a class, present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors, and the affirmative vote of a majority of the total shares of Common Stock and Series C Stock, voting together as a class, present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of PWC as the Company's independent public accountants for the fiscal year ending August 25, 2001, and for any other matters as may properly come before the Annual Meeting or any adjournment thereof.

      Abstentions are counted toward the calculation of a quorum but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against the proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

      The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

                            OWNERSHIP OF COMMON STOCK

PRINCIPAL STOCKHOLDERS

      The following table sets forth as of November 28, 2000, certain information with respect to Common Stock beneficially owned by persons who are known to the Company to be the beneficial owners of more than five percent of the issued and outstanding shares of Common Stock. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission (the "Commission") to mean generally the power to vote or dispose of shares, regardless of any economic interest therein. The persons listed have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.



                                     AMOUNT AND NATURE OF
         NAME AND ADDRESS            BENEFICIAL OWNERSHIP   PERCENT OF CLASS(1)
         ----------------            --------------------   ----------------

Sheth Group
Post Office Box 5551
Dubai, United Arab Emirates                14,685,484 (2)         73.2%

Transvit Manufacturing Corporation
1211 Geneva
25 Switzerland
Case Postale 69                             9,572,310 (3)         57.0%

Starion International Limited
Woodbourne Hall, P.O. Box 3162
Road Town, Tortola
British Virgin Islands                      5,113,174 (4)         16.2%

Ibrahim Ahmed Al-Musbahi
C/o Al-Musbahi Establishment
P.O. Box 20002
Jeddah 21455
Saudi Arabia                                1,700,000             10.1%

Pioneer Ventures Associates, LP
651 Day Hill Road
P.O. Box 40
Windsor, Connecticut 06095                  1,280,948 (5)          6.6%

(1) Based on 16,786,756 shares of Common Stock issued and outstanding on November 28, 2000.

(2) Shashikant S. Sheth, Kirit Sheth and Mahendra Sheth comprise the Sheth Group. The Sheth Group owns and controls Transvit Manufacturing Corporation ("Transvit"), Starion International Limited ("Starion B.V.I.") and Nevell Investments S.A. ("Nevell"). Includes 9,572,310 shares beneficially owned by Transvit; 5,113,174 shares beneficially owned by Starion B.V.I. (which includes 2,400,000 shares issuable upon the exercise of currently exercisable Common Stock warrants held by Starion B.V.I.). The members of the Sheth Group share voting and investment power with respect to all of these shares.

(3) Transvit shares voting and investment power with the members of the Sheth Group with respect to their cumulative shares.

(4) Includes 2,400,000 shares issuable upon the exercise of currently exercisable Common Stock warrants held by Starion B.V.I. Starion B.V.I. shares voting and investment power with the members of the Sheth Group with respect to all of these shares.

(5) Includes 1,103,448 shares of Common Stock issuable upon conversion of shares of Series C Senior Convertible Preferred Stock and 165,000 shares of Common Stock issuable upon the exercise of currently exercisable warrants.

MANAGEMENT

      The following table sets forth as of November 28, 2000, certain information with respect to the Company's Common Stock beneficially owned by each of its directors and nominees for director, each executive officer named in the Summary Compensation Table and by all of its directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.


                                      AMOUNT AND NATURE OF     PERCENT
         NAME AND ADDRESS             BENEFICIAL OWNERSHIP    OF CLASS(1)
         ----------------             --------------------    -----------
Viren S. Sheth (2)
105 South St. Mary's, Street,
Suite 1800
San Antonio, Texas 78205                   480,000 (3)           2.86%

Richard R. Howard
105 South St. Mary's Street,
Suite 1800
San Antonio, Texas 78205                   195,000 (4)            *

Robert M. Viola
105 South St. Mary's Street,
Suite 1800
San Antonio, Texas 78205                   120,000 (5)            *

Peter C. Liman
105 South St. Mary's Street,
Suite 1800
San Antonio, Texas 78205                   101,000 (6)            *

Richard P. Rifenburgh
133 N. Pompano Beach Boulevard
Pompano Beach, Florida 33062                75,000 (7)            *

B.J. Harid
11 Black Hank Road
Scarsdale, NY 10583                            -0-                *

Robert A. Lerman (8)
651 Day Hill Road, P.O. Box 40
Windsor, Connecticut  06095                    -0-                *

All executive officers and
directors as a group, seven (7)
persons                                    971,000 (9)           5.78%


(1) Based on 16,786,756 shares of Common Stock issued and outstanding as of November 28, 2000
(2) Viren S. Sheth, a director of the Company, although not a member, is a brother of three members of the Sheth Group. Viren S. Sheth disclaims beneficial ownership of shares beneficially owned by the Sheth Group.
(3) Represents 480,000 shares of Common Stock issuable upon exercise of options held by Viren S. Sheth.
(4) Represents 195,000 shares of Common Stock issuable upon exercise of options held by Richard R. Howard.
(5) Represents 120,000 shares of Common Stock issuable upon exercise of options held by Robert M. Viola.
(6) Includes 100,000 Shares of Common Stock issuable upon exercise of options held by Peter C. Liman.
(7) Represents 75,000 shares of Common Stock issuable upon exercise of options held by Richard P. Rifenburgh.
(8) Robert A. Lerman, a director of the Company, is the president of the managing member of Ventures Management Partners LLC ("VMP"), the general partner of Pioneer Ventures Associates, LP ("PVA"). Robert A. Lerman disclaims beneficial ownership of (i) Preferred Stock held by PVA and (ii) warrants to purchase Common Stock and the underlying shares of Common Stock thereto held by PVA and VMP, except as to his pecuniary interest therein, which is currently less than 1%.
(9) Includes 970,000 shares of Common Stock issuable upon exercise of options held by officers and directors.

                          OWNERSHIP OF PREFERRED STOCK

      The following table sets forth as of November 28, 2000, certain information with respect to the Company's Preferred Stock beneficially owned by persons who are known to the Company to be owners of more than five percent of the issued and outstanding shares of Preferred Stock of the Company, each of its directors and nominees for director, each executive officer named in the Summary Compensation Table and by all its directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.



                                  AMOUNT AND NATURE OF
NAME AND ADDRESS                  BENEFICIAL OWNERSHIP      PERCENT OF CLASS (1)
------------------                --------------------      --------------------

Sheth Group
Post Office Box 5551
Dubai, United Arab Emirates            569,032 (2)                85.1%

Transvit Manufacturing
Corporation
1211 Geneva, 25 Switzerland
Case Postale 69                        537,142                    80.3%

Pioneer Ventures Associates LP
651 Day Hill Road, P.O. Box 40
Windsor, Connecticut  06095            100,000 (3)                14.9%

Nevell Investments, S.A.
P.O. Box 7707
Dubai, United Arab Emirates             31,890                     4.8%

Viren S. Sheth (4)
105 S. St. Mary's Street, Suite 1800
San Antonio, Texas 78205                   -0-                      0%

Richard R. Howard
105 S. St. Mary's Street, Suite 1800
San Antonio, Texas 78205                   -0-                      0%

Richard P. Rifenburgh
133 N. Pompano Beach Boulevard
Pompano Beach, Florida 33062               -0-                      0%

B.J. Harid
11 Black Hank Road
Scarsdale, NY 10583                        -0-                      0%

Robert M. Viola
105 S. St. Mary's Street, Suite 1800
San Antonio, Texas 78205                   -0-                      0%

Peter C. Liman
105 S. St. Mary's Street, Suite 1800
San Antonio, Texas 78205                   -0-                      0%

                                  AMOUNT AND NATURE OF
NAME AND ADDRESS                  BENEFICIAL OWNERSHIP      PERCENT OF CLASS (1)
------------------                --------------------      --------------------

Robert A. Lerman (5)
651 Day Hill Road, P.O. Box 40
Windsor, Connecticut 06095                 -0-                      0%

All executive officers and
directors as a group, seven
(7) persons                                -0-                      0%

(1) Based on 669,032 shares of Preferred Stock issued and outstanding as of November 28, 2000.
(2) Includes 537,142 shares of Series A Convertible Preferred Stock held by Transvit and 31,890 shares of Series B Convertible Preferred Stock held by Nevell. The Sheth Group owns and controls each of Transvit and Nevell. Each share of Series A Convertible Preferred Stock is convertible into one share of Common Stock. Each share of Series B Convertible Preferred Stock is convertible into four shares of Common Stock.
(3) PVA holds 100,000 shares of Series C Stock which are currently convertible into an aggregate of 1,103,448 shares of Common Stock. Each share of Series C Stock is convertible into 11.034483 shares of Common Stock.
(4) Viren S. Sheth, a Director of the Company, although not a member of the Sheth Group, is the brother of three members of the Sheth Group. Viren S. Sheth disclaims beneficial ownership of shares beneficially owned by the Sheth Group.
(5) Robert A. Lerman, a director of the Company, is the president of the managing member of the general partner of PVA. Mr. Lerman disclaims beneficial ownership of the Preferred Stock held by PVA and the underlying shares of Common Stock thereto, except as to his pecuniary interest therein which is currently less than 1%.

                    MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

      The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors will consist of not less than three persons, nor more than nine persons with the exact number to be fixed from time to time by the Board of Directors. The authorized number of directors is currently fixed at five.

      Five directors (constituting the entire Board) are to be elected at the Annual Meeting, each to hold office until the next annual meeting of stockholders and until his successor has been duly elected and qualified. It is the intention of the persons named in the accompanying proxy that proxies will be voted for the election of the five nominees named in the following table unless otherwise indicated thereon. Each of the nominees is now a Director of the Company and, is standing for reelection. The Board has no reason to believe that any of the nominees will be unable to serve if elected to office and, to the knowledge of the Board, the nominees intend to serve the entire term for which election is sought. Should any nominee for the office of director named herein become unable or unwilling to accept nomination or election, the persons named in the proxy will vote for such other person as the Board may recommend.

      The following table contains certain information as of December 5, 2000 with respect to the persons who have been nominated to serve as directors:

                                           POSITION AND OFFICES          SERVED AS A
   NAME                           AGE       WITH THE COMPANY            DIRECTOR SINCE
   ----                           ---      --------------------         --------------
Richard P. Rifenburgh (1)(2)      68     Chairman of the Board of           1992
                                         Directors

Richard R. Howard                 59     President, Chief Executive         1999
                                         Officer and Director

Viren S. Sheth                    51     Director                           1992

Robert A. Lerman(2)               65     Director                           1998

B.J. Harid (3)                    44     Director                           2000

(1) Mr. Rifenburgh became Chairman of the Board in August 1992. The Chairman of the Board is not an officer of the Company.
(2)   Member of Audit Committee.
(3)   Mr. Harid was elected to the Board on September 21, 2000.

      Biographical information on these continuing directors is set forth below under "Further Information-Board of Directors."

      Each of the persons set forth in the table above was not selected as a director pursuant to any arrangement or understanding between him and any other person (other than directors or officers of the Company acting solely in their capacities as such) except for: Robert A. Lerman, who became a director pursuant to an Investment Agreement dated September 3, 1998, between PVA and the Company and Viren S. Sheth, who is serving as a director of the Company pursuant to a consensus among the Sheth Group. The Sheth Group is a group which is the beneficial owner of 73.2% of the Company's Common Stock as more particularly set forth below and in the Sheth Group Schedule 13D and amendments thereto filed with the Securities and Exchange Commission.

      The enclosed form of proxy provides a means for the holders of Common Stock and Series C Stock to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all such nominees. Each properly executed proxy received in time for the meeting will be voted as specified therein, or if a stockholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided above. The nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Two affiliates of the Sheth Group, Transvit Manufacturing Corporation ("Transvit") and Starion International Limited ("Starion B.V.I."), the record holders of 57.0% and 16.2% of the Company's outstanding shares of Common Stock, respectively, have indicated to the Company that they intend to vote in favor of all of the nominees set forth above.

      The Company's Certificate of Incorporation provides that nominations for the election of directors may be made by the Board, a committee of the Board or any stockholder entitled to vote for the election of directors. Nominations by stockholders shall be made by notice, in writing, delivered or mailed by first class mail, postage prepaid to the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, that if less than 21 days notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Each such notice shall set forth the name, age and business address of each proposed nominee, the principal occupation or employment of each such nominee and the number of shares of Common Stock owned by such nominee.

COMMITTEES OF THE BOARD OF DIRECTORS

      The business of the Company is managed under the direction of its Board of Directors. The Company no longer has an Option Committee, a Compensation Committee or an Executive Committee, and the duties previously conducted by such committees are now conducted by the entire Board of Directors. The Company's Board of Directors has established an Audit Committee. The Audit Committee has primary responsibility to review accounting procedures and methods employed in connection with audit programs and related management policies. The Audit Committee meets with the independent public accountants and management representatives; recommends to the Company's Board of Directors for the independent public accountants appointment, approves the scope of audits and other services to be performed by the independent public accountants; considers whether the performance of any professional services by the independent public accountants other than services provided in connection with the audit function could impair the independence of the independent public accountants; and reviews the results of external audits and the accounting principles applied in financial reporting and financial and operational controls. The independent public accountants have unrestricted access to the Audit Committee and vice versa. The Audit Committee is composed of two non-employee directors: Mr. Rifenburgh and Mr. Lerman. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Board of Directors has adopted a written charter for the Audit Committee, which is included as Appendix A to this Proxy Statement. During the fiscal year ended August 26, 2000, the Audit Committee conducted two meetings.

MEETINGS OF THE BOARD OF DIRECTORS

      During the fiscal year ended August 26, 2000, the Board of Directors met three times and the Audit Committee met two times. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of which they are members except B.J. Harid who was elected to the Board of Directors on September 21, 2000 and Viren S. Sheth.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

      In connection with the August 26, 2000 financial statements, the Audit Committee intends to: (1) review and discuss the audited financial statements with management; (2) discuss with the auditors the matters required by Statement on Auditing Standards No. 61; and (3) receive and discuss with the auditors the matters required by Independence Standards Board Statement No. 1. Based upon these reviews and discussions, the Audit Committee intends to recommend to the Board of Directors that it approves of the decision to include the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended August 26, 2000 filed with the Securities and Exchange Commission. (The material in this "Audit Committee Report to Stockholders" is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.) None of such actions have as yet been taken.

                               THE AUDIT COMMITTEE
                              Richard P. Rifenburgh
                                Robert A. Lerman

COMPENSATION OF DIRECTORS

      The Company provides reimbursement for travel and other expenses incurred by all directors in connection with their service as directors of the Company. In fiscal 2000, compensation was provided to Mr. Rifenburgh and former directors Mr. Zutler and Dr. Sparacino for services as directors and members of various committees of the Board through the Annual Meeting held on February 3, 2000. The fee arrangement through this period provided for a fee of $2,500 per day for time spent attending Board and Committee meetings. In addition, each received a quarterly retainer for the first and second fiscal quarters of $10,000 as compensation for participation as Board and Committee members. During fiscal 2000, Mr. Rifenburgh and former directors Mr. Zutler and Dr. Sparacino (through their respective associated companies, Marketing Congress and Sparacino Associates, Inc.) received $27,500, $28,000 and $30,000, respectively, in connection with their service as directors and members of committees of the Board.

      The five nominees receiving the highest number of affirmative votes of the shares of Common Stock and Series C Stock, voting together as a class, present in person or represented by proxy and entitled to vote shall be elected as directors. All shares to be voted by proxy will be voted, or not voted, as specified on each proxy.

              THE BOARD UNANIMOUSLY RECOMMENDS THE STOCKHOLDERS
                VOTE FOR THE ELECTION OF THE NOMINEES PROPOSED.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of PWC to serve as independent public accountants of the Company for the fiscal year ending August 25, 2001. Although stockholder approval is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. PWC has served as independent public accountants of the Company with respect to the Company's consolidated financial statements for the fiscal year ending August 26, 2000 and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of PWC, the Board of Directors may reconsider the appointment.

      Representatives of PWC will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

      Ratification of the appointment of PWC requires the affirmative vote of a majority of the shares of Common Stock and Series C Preferred Stock, voting together as a class, present by proxy or in person and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

              THE BOARD UNANIMOUSLY RECOMMENDS THE STOCKHOLDERS
                    VOTE FOR THE ADOPTION OF THIS PROPOSAL.

                              FURTHER INFORMATION

BOARD OF DIRECTORS

      Set forth below is information with respect to the nominees for director.

      RICHARD P. RIFENBURGH has served as Chairman of the Board of Moval Management Corporation since 1968. Moval Management Corporation is a management consulting firm which specializes in restoring companies in financial distress. From February 1989 until May 1991 Mr. Rifenburgh served as Chairman of the Board and Chief Executive Officer of MiniScribe Corporation, a publicly-held holding company and manufacturer of computer disc drives. From 1987 to 1990 he was a General Partner at Hambrecht and Quist Venture Partners, a venture capital organization. From 1988 to 1990 he was Chairman of the Board and Chief Executive Officer of Ironstone Group, Inc., a publicly-held company. Mr. Rifenburgh currently serves as a director of Concurrent Computer Corporation, which files reports with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Mr. Rifenburgh is also Chairman of the Board of Directors of St. George Crystal Ltd., a major manufacturer of fine quality crystal products, and CyberGuard Corporation, a provider of security software, a publicly-held company which files reports with the Commission pursuant to the Exchange Act. In 1997, Mr. Rifenburgh was elected to the Board of Directors of Verance Corp. In June 1998, Mr. Rifenburgh was elected to the Board of Directors of Verance Corporation ("Verance," formerly, Aris Technologies, Inc.), a private company located in Cambridge, Massachusetts. Verance is an industry leader in proprietary digital audio watermarking systems and solutions. None of the companies set forth above with which Mr. Rifenburgh has been affiliated are, or have been, affiliates of the Company.

      VIREN S. SHETH served as Chief Executive Officer of the Company until January 1999. He became a Director and Chief Executive Officer of the Company on December 3, 1992. Mr. Sheth served as President, Chief Executive Officer and a director of Eurostar Perfumes, Inc. ("Eurostar") from August 1992 until the merger of Eurostar with and into the Company (the "Merger") in August 1995. From 1983 to August 1992 Mr. Sheth was a director of S&J Perfume Company, Ltd., a supplier of fragrance products based in the United Kingdom which sold principally to distributors in the Middle East and to the Company.

      ROBERT A. LERMAN was elected to the Board of Directors in September 1998. Since 1997, Mr. Lerman has been President and a Director of Pioneer Ventures Corp., the managing member of the general partner of various related investment company partnerships. Since 1993, Mr. Lerman has been President and a Director of Pioneer Partners Corp., a privately-held corporation and the general partner of an investment partnership. In 1988, he founded Pioneer Capital Corp., a privately-held venture capital corporation, and has served as a Director, Secretary and Treasurer since its inception. Mr. Lerman has served since 1978 as Director and President of Thermodynetics, Inc., a publicly-held company engaged in manufacturing and marketing heat exchanger components and energy saving devices. Since 1998, Mr. Lerman has been a director of Initio, Inc. a public company, and of Energy Brands, Inc., a closely held company engaged in marketing beverages.

      RICHARD R. HOWARD joined the Company in December 1997 as Executive Vice President and Chief Operating Officer. In July 1998, he was named President and Chief Operating Officer. Mr. Howard became a Director and Chief Executive Officer of the Company in January 1999. From August 1995 to December 1997 Mr. Howard served as Director, Strategic Services Consulting for KPMG Peat Marwick LLP, and held a consultancy position as Chief Operating Officer with JABRA Corporation, a high-technology startup company. Mr. Howard served as a Senior Vice President of Operations for Chesebrough Ponds USA Co., and also as Executive Vice President of World-Wide Operations for Elizabeth Arden, Inc. from March 1992 to May 1995, both being divisions of Unilever PLC. From September 1989 to March 1992, Mr. Howard was Senior Vice President, Operations for Somerset Knitting Mills Inc., a division of the Phillips-Van Heusen Corp.

      B.J. HARID was re-elected to the Board of Directors in September 2000. He had served on the Tristar Board from 1997 to 1999. Mr. Harid holds a masters degree in Business Management from the Asian Institute of Management, Philippines. Mr. Harid served as group Director of Unistar International LLC, a Sheth Group-controlled company from November 1996 to August 2000. He held the position of Chief Executive Officer for Vinelec Group of Companies, Dubai, United Arab Emirates from July 1991 to October 1996.

INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

      The following is a list of the executive officers of the Company as of December 12, 2000, their ages, positions and offices with the Company, and periods during which they have served in such positions and offices:


         NAME               AGE    POSITION WITH THE COMPANY     OFFICER SINCE
         ----               ---    -------------------------     -------------
Richard R. Howard           59   President, Chief Executive      December 1997
                                 Officer and Director

Robert M. Viola             54   Executive Vice President and    December 1997
                                 Chief Financial Officer

Peter C. Liman              61   Senior Vice President,           August 1995
                                 Marketing

      RICHARD R. HOWARD'S business background is set forth above under "Information with Respect to Nominees for Director."

      ROBERT M. VIOLA joined the Company in December 1997 as Vice President and Chief Financial Officer. In September 1998, he was named Executive Vice President and Chief Financial Officer. From June 1995 to January 1997, Mr. Viola served in the dual capacity of President and Chief Financial Officer of Zotos Corporation, a manufacturer and distributor of professional hair and skin care products and a wholly-owned subsidiary of Shisiedo Co., Ltd.

(Tokyo, Japan). From May 1990 to June 1995 Mr. Viola served as Senior Vice President and Chief Financial Officer of Zotos Corporation. From May 1983 to February 1990, Mr. Viola served in the capacity of Corporate Controller of Faberge USA, Inc. and Elizabeth Arden USA, Inc.

      PETER C. LIMAN has served as Vice President, Marketing since August 1995. From December 1982 to July 1995 Mr. Liman served as Vice President, Marketing for Del Pharmaceuticals Inc., a division of Del Laboratories, Inc., a publicly-held company located in Farmingdale, New York. Prior to that he served as Vice President Marketing of J.B. Williams, subsidiary of Nabisco from June 1979 to September 1982, as Vice President General Manager of Faberge, Inc. from March 1977 to April 1979 and Director of Marketing of Shulton USA from October 1974 to February 1977.

FAMILY RELATIONSHIPS AMONG DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

      Viren S. Sheth is a director of the Company and a brother of three members of the Sheth Group.

THE BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

      The Board of Directors has furnished the following report on the Company's executive compensation policies. This report describes the compensation policies applicable to the Company's executive officers and provides specific information regarding the compensation of the Company's Chief Executive Officer. (The information contained in this "Board of Directors Report on Executive Compensation" shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.)

      The Board of Directors administers and oversees all aspects of the Company's executive compensation policy. The Board of Directors' overall goal is to develop executive compensation policies that are consistent with, and linked to, strategic business objectives and Company values.

      In fiscal 2000, the total compensation program for the Company's top executives, approved by the Company's Board of Directors, consisted of a base salary and bonus for each of such executives.

      BASE SALARY PROGRAM

      It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company. Subsequent to Richard R. Howard's appointment as Chief Executive Officer in January 1999, his annual base salary was increased from $250,000 to $285,000 in recognition of his increased responsibilities. Mr. Howard's current annual salary is $313,500. The Board of Directors is currently in the process of determining the incentive bonus for Mr. Howard relating to fiscal year 2000 results, to be paid in fiscal year 2001.

      ANNUAL INCENTIVE

      Each year, the Board of Directors evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include revenue growth and cost control. The Board of Directors does not utilize formalized mathematical formulae, nor does it assign weightings to these factors. The Board of Directors, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Board of Directors believes that the Company's growth in revenue and cost control require subjectivity on the part of the Board of Directors when determining incentive payments. The Board of Directors believes that specific formulae restrict flexibility.

                              BOARD OF DIRECTORS
                            Richard P. Rifenburgh
                                  B.J. Harid
                               Richard R. Howard
                               Robert A. Lerman
                                Viren S. Sheth

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Sheth Group is the beneficial owner of approximately 73.2% of the Company's Common Stock. Viren S. Sheth, although not a member of the Sheth Group, is a brother of three members of the Sheth Group. Viren S. Sheth disclaims beneficial ownership of shares beneficially owned by the Sheth Group. Viren S. Sheth served as Chief Executive Officer of the Company until January 1999. Richard R. Howard has served as Chief Executive Officer of the Company since January 1999. The following officer of the Company, including former officers, during the last completed fiscal year, participated in deliberations of the Company's Board of Directors concerning executive officer compensation:
Richard R. Howard.

EXECUTIVE COMPENSATION

      The following Summary Compensation Table sets forth certain information concerning compensation for fiscal years ended August 26, 2000, August 28, 1999 and August 29, 1998 of the Company's Chief Executive Officer and two other most highly compensated executive officers (the "named executive officers").

                                                ANNUAL                             LONG-TERM
                                             COMPENSATION                      COMPENSATION AWARD
                                -----------------------------------------  -----------------------------
        NAME AND        FISCAL                             OTHER ANNUAL                    ALL OTHER
   PRINCIPAL POSITION    YEAR   SALARY($)  BONUS($)      COMPENSATION (1)  OPTIONS (#)  COMPENSATION ($)
   ------------------   ------  ---------  --------      ----------------  -----------  ----------------
Richard R. Howard (2)    2000   $ 311,750     -0-   (6)      $ 52,778         25,000      $ 16,049 (3)
   President & Chief     1999   $ 267,500  $100,000          $ 60,000        250,000      $  7,505 (3)
   Executive Officer     1998   $ 146,154  $ 60,000          $ 40,500        200,000      $  3,935 (3)

Robert M. Viola (2)
   Executive Vice        2000   $ 225,500     -0-   (6)      $ 46,684         20,000      $ 15,396 (4)
   President & Chief     1999   $ 200,000  $ 65,000          $ 54,000        150,000      $  6,934 (4)
   Financial Officer     1998   $ 116,250  $ 35,000          $ 33,000        125,000      $  3,935 (4)


Peter C. Liman           2000   $ 148,731     -0-   (6)         -0-            -0-        $  5,286 (5)
   Vice President        1999   $ 140,000  $ 15,000             -0-           50,000      $  5,387 (5)
   Marketing             1998   $ 120,000  $ 15,000             -0-            -0-        $  6,234 (5)
--------------------------------------------------------------------------------------------------------

(1) Excludes perquisites and other benefits if the aggregate amount of such compensation is less than the lesser of $50,000 or 10% of the annual salary and bonus reported for the named executive officer. Represents compensation to reimburse the executive officers for temporary living costs incurred.
(2) Mr. Howard and Mr. Viola each joined the Company in December 1997. Mr. Howard replaced Viren S. Sheth as Chief Executive Officer in January 1999.
(3) The amounts are comprised of (i) contributions to the Company's 401(k) Plan in the amounts of $5,924 in 2000, $2,380 in 1999 and $0 in 1998 and
      (ii) premiums paid by the Company for insurance in the amounts of $10,125 in 2000, $5,125 in 1999 and $3,935 in 1998.
(4) The amounts are comprised of (i) contributions to the Company's 401(k) Plan in the amounts of $5,859 in 2000, $1,809 in 1999 and $0 in 1998 and
      (ii) premiums paid by the Company for insurance in the amounts of $9,537 in 2000, $5,125 in 1999 and $3,935 in 1998.
(5) The amounts are comprised of (i) contributions to the Company's 401(k) Plan in the amounts of $4,552 in 2000, $4,836 in 1999 and $3,333 in 1998 and (ii) premiums paid by the Company for insurance in the amounts of $734 in 2000, $551 in 1999 and $2,901 in 1998.
(6) As of November 28, 2000, the incentive bonus for Mr. Howard, Mr. Viola and Mr. Liman had not yet been determined.

OPTION GRANTS IN 2000 FISCAL YEAR

      The following table provides information concerning grants of stock options by the Company to the named executive officers in fiscal 2000. The Company has not granted any stock appreciation rights.

                                                                                               POTENTIAL REALIZABLE VALUE
                                                                                                AT ASSUMED ANNUAL RATES
                                                                                               OF STOCK PRICE APPRECIATION
                                             INDIVIDUAL GRANTS                                      THE OPTION TERM
                       ---------------------------------------------------------------------   ---------------------------
                                             PERCENTAGE OF TOTAL
                       NUMBER OF SECURITIES  OPTIONS GRANTED TO
                        UNDERLYING OPTIONS      EMPLOYEES IN      EXERCISE PRICE  EXPIRATION
    NAME                     GRANTED              FISCAL YEAR       ($/SHARE)        DATE         5% ($)        10% ($)
    ----               --------------------  -------------------  --------------  ----------    ----------    -----------
Richard R. Howard(1)          25,000                6.2%             $ 5.6875       9/01/09     $   78,313    $   193,063

Robert M. Viola(2)            20,000                4.9%             $ 5.6875       9/01/09     $   62,650    $   154,450

(1) Mr. Howard received an aggregate of 6.2% of all option grants to employees in 2000.
(2) Mr. Viola received an aggregate of 4.9% of all option grants to employees in 2000.

On February 3, 2000, the Board of Directors agreed to terminate and reissue a non-qualified stock option agreement covering 480,000 options to an existing board member. Among other things, the reissued agreement eliminates certain conditions for early forfeiture. The option price and terms under the reissued agreement remain consistent with the original agreement that was simultaneously terminated. The market value of the Company's common stock was less than the option price stated in the agreement on the amendment date.

There were no other grants to executive officers during 2000.

OPTION EXERCISES IN 2000 FISCAL YEAR AND YEAR-END OPTION VALUE

      The following table provides information concerning options exercised in fiscal 2000 by the named executive officers and the value of such officer's unexercised options at August 26, 2000.

                                                         NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                                              OPTIONS AT              IN THE MONEY OPTIONS AT
                                                          FISCAL YEAR END (#)          FISCAL YEAR END ($)(1)
                                                       --------------------------    --------------------------
                          SHARES
                         ACQUIRED
                            ON            VALUE
     NAME              EXERCISE (#)    REALIZED ($)    EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
     ----              -------------   ------------    -----------  -------------    -----------  -------------
Richard R. Howard           -0-            -0-            155,000      120,000         $ 1,963         -0-

Robert M. Viola             -0-            -0-             95,000       75,000         $ 1,570         -0-

Peter C. Liman              -0-            -0-            100,000       25,000            -0-          -0-

--------------------------------
(1) The "value" of any option set forth in the table above is determined by subtracting the amount which must be paid upon exercise of the options from the market value of the underlying Common Stock as of August 25, 2000 (based on the closing sales price as reported by the NASDAQ Stock Market).

EMPLOYMENT AGREEMENTS

      Richard R. Howard, President and Chief Executive Officer of the Company, and the Company are parties to a three year employment agreement, dated effective September 21, 2000, pursuant to which Mr. Howard receives a base salary of $313,500 per annum, and an annual bonus opportunity of up to 50% of his base salary. Mr. Howard's base salary will be increased by at least 5% on each March 1st during the term of his employment agreement.

      Robert M. Viola, Senior Executive Vice President and Chief Financial Officer of the Company, and the Company are parties to a three year employment agreement, dated effective September 21, 2000, pursuant to which Mr. Viola receives a base salary of $231,000 per annum, and annual bonus opportunity of up to 40% of his base salary. Mr. Viola's base salary will be increased by at least 5% on each March 1st during the term of his employment agreement.

      Other than as set forth above, there are no compensatory plans or arrangements with respect to any individual named in the Summary Compensation Table above or otherwise which would result from the resignation, retirement or any other termination of such individual's employment with the Company or a change in the individual's responsibilities following a change in control.

PERFORMANCE GRAPH

                     COMPARISON OF 5 YEAR CUMULATIVE TOTAL
                                    RETURN*
                           AMONG TRISTAR CORPORATION,
              THE NASDAQ STOCK MARKET (U.S.) INDEX AND PEER GROUP


                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]


          * $100 INVESTED ON 8/31/95 IN STOCK OR INDEX- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING AUGUST 31.

      The Company has utilized the Research Data Group, Inc. Total Return Index for the NASDAQ Stock Market. The above performance graph compares the performance of the Company's Common Stock to Research Data Group, Inc. Total Return Index for the NASDAQ Stock Market and to a Cosmetics/Sundries Index for the five-year period from August 31, 1995 through August 31, 2000. The Cosmetics/Sundries Index is comprised of all NASDAQ listed companies having the three digit standard industry classification code 284, which relates to perfumes, cosmetics and toilet preparations products. The graph assumes that the value of the investment in the Company's Common Stock and each Index was 100 at August 31, 1995 and that all dividends were reinvested.

                                     Legend

TOTAL RETURNS INDEX FOR:                                       08/31/95    08/31/96    08/31/97    08/31/98    08/31/99    08/31/00
-----------------------                                        --------    --------    --------    --------    --------    --------
Tristar Corporation                                               100.0      131.82      188.64      113.64      103.41      104.55
Nasdaq Stock Market (US Companies)                                100.0      112.79      157.36      148.70      276.25      421.80
NASDAQ Stocks (SIC 2840-2849 US + Foreign)                        100.0       89.36       98.18       58.12       54.52       51.06
Soap, Detergents, and Cleaning Preparations; Perfumes, Cosmetics

      The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Exchange Act, as amended, or to the liabilities of Section 18 under the Exchange Act.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to fiscal 2000, the Company believes that its officers, directors and holders of more than 10% of the Company's Common Stock complied with Section 16(a) filing requirements, except for Viren S. Sheth who filed late a Form 5 reporting the repricing of an option that occurred in December 1998, Richard R. Howard and Robert M. Viola who each filed a Form 5 late reporting options granted in fiscal year 2000 and Peter C. Liman who filed a Form 4 late reporting sales of shares of the Company's Common Stock in April 2000.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

      None of the Company's directors, nominees, officers or affiliates, nor any beneficial owner of more than 5% of the Company's Common or Preferred Stock, nor any associate of any such directors, nominees, officers, affiliates or 5% stockholders, is a party adverse to the Company or has a material interest adverse to the Company in any material legal proceeding.

                              CERTAIN TRANSACTIONS

SHETH GROUP

      At August 26, 2000, a majority of the Company's Common Stock (73.3%), continued to be controlled by the Sheth Group, principally through its ownership and control of Transvit, Nevell and Starion B.V.I.

TRANSACTIONS WITH SHETH GROUP AFFILIATES

      During fiscal 2000 the Company purchased approximately $2,777,000 of finished goods and fragrance product components from the Sheth Group affiliates. At August 26, 2000, the Company had outstanding payables to the Sheth Group affiliates in the amount of $4,512,000.

      During fiscal 2000 the Company sold products to the Sheth Group affiliates in the amount of $2,960,000. At August 26, 2000, the Company had receivables outstanding from the Sheth Group affiliates of $5,013,000.

OTHER TRANSACTIONS

      During fiscal 1999, the Company completed a private placement whereby it sold 100,000 shares of Series C Stock to PVA for $60 per share. In connection with this private placement, the Company issued PVA warrants to purchase the aggregate of 165,000 shares of

Common Stock at exercise prices ranging from $4.00 to $6.28 per share. In addition, the Company issued Ventures Management Partners LLC, the general partner of PVA ("VMP"), a warrant to purchase 20,000 shares of Common Stock at a per share exercise price of $4.75. The Company received proceeds of approximately $6,000,000 from this private placement. Robert A. Lerman, a director of the Company, is the president of the managing member of VMP. Mr. Lerman disclaims beneficial ownership of the Series C Stock held by PVA and the underlying shares of Common Stock thereto, except as to his indirect pecuniary interest therein which is currently less than one percent.

FINANCING OF STOCKHOLDER CLASS ACTION LITIGATION

      The Company became indebted to the Sheth Group in the amount of $4.0 million in the form of subordinated long-term debt. The proceeds of such debt was utilized by the Company in the settlement of the previously disclosed (December 1993) stockholder class action litigation. Such indebtedness was subsequently extinguished.

      The loans from the Sheth Group were bearing interest at 6.36% to 8.23% per annum. In March 1998, the Company and the Sheth Group reached an agreement to eliminate the future accrual of any interest on the remaining indebtedness.

      Pursuant to an agreement entered into in connection with the settlement agreement, the Sheth Group was granted warrants for the right to purchase up to 2,000,000 shares of the Company's Common Stock within ten years of the date of issuance. The initial per share price of the Common Stock under the warrants is $5.34 and it increases by 10% per year after year seven.

      The Company also extended until August 31, 2003, the exercise date of previously issued Common Stock warrants held by an affiliate of the Sheth Group to purchase 400,000 shares of the Company's Common Stock.

      In 1993, Transvit, a Sheth Group affiliate, entered into a lending arrangement with Eurostar (now merged into the Company), whereby Eurostar could borrow up to $9 million at an interest rate of 4.5% per annum. Effective December 11, 1996, the outstanding debt of $4.7 million was exchanged for 666,529 shares of the Company's Series A Convertible Preferred Stock. Such stock carries a preferred distribution in the event of liquidation of $7.00 per share with a cumulative dividend of $0.315 per share, convertible at $7.00 per share into the Company's Common Stock. The conversion price approximated the closing bid price of the Company's Common Stock as reported by NASDAQ on the date of this transaction. The Company can redeem the shares of Series A Convertible Preferred Stock at any time for S7.00 per share, plus all accrued and unpaid dividends. At August 26, 2000, cumulative dividends in arrears on the Series A Convertible Preferred Stock approximated $612,000.

      In a subsequent transaction effective February 21, 1997, Nevell, a Sheth Group affiliate and the holder of a subordinated long-term promissory note in the principal amount of $4,000,000, converted $3,500,000 of such note into 120,690 shares of the Company's Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock has cumulative preferred dividends of $2.03 per share and a preferred liquidation distribution of $29.00 per share plus accrued and unpaid dividends. Each share of the Series B Preferred Stock is convertible, at the option of Nevell, into four shares of the Company's Common Stock. The Company can redeem the shares of Series B Convertible Preferred Stock at any time for $29.00 per share, plus accrued and unpaid dividends. At August 26, 2000, cumulative dividends in arrears on the Series B Convertible Preferred Stock approximated $224,000.

      On February 21, 1997, the closing bid of the Company's Common Stock as reported by NASDAQ was $9 11/32. At that date, the Series B Convertible Preferred Stock carried a beneficial conversion feature of $2 3/32, the difference between the conversion price and the closing bid price. The value of the beneficial conversion feature has been reflected in the financial statements of the Company in a manner similar to that for a dividend to the preferred shareholder. Accordingly, the Company has recorded a charge to retained earnings and an increase in the value of the Series B Convertible Preferred Stock in the amount of $ 1,011,000. Additionally, as a result of the conversion, the Company wrote off $270,000 of warrant valuation costs attributable to the converted debt. This charge has also been recorded to retained earnings in a manner consistent with that for the beneficial conversion feature described above.

PREFERRED SHARE REDEMPTION TRANSACTION

      Certain related party accounts receivable balances were determined not to be settled in the normal course of business. Accordingly, outstanding balances totaling $2,365,000 were reclassified to shareholder's equity at August 28, 1999. During fiscal 2000, the amount of these outstanding balances increased to $2,740,000. As of August 26, 2000, the Sheth Group settled this outstanding balance due to the Company. Payment was made by the redemption of 88,800 shares of Series B Convertible Preferred Stock, $.05 par value ("Series B Preferred"), issued to Nevell. The agreed to redemption value was determined to be $23.75 per share of Series B Preferred based upon the closing price of $5.938 per share of the Company's common stock on August 26, 2000. This amounted to $2,109,000 with the remaining $631,000 representing dividends in arrears. The difference between the stated redemption price of $29.00 and the agreed to price of $23.75 per Series B Preferred share amounted to $1,229,000 and was recorded to additional paid-in-capital. Federal withholding taxes on the dividends amounting to $189,227 will be remitted to the Company by the Sheth Group in satisfaction of this obligation and a related party receivable equal to such amount is reflected in the August 26, 2000 Consolidated Balance Sheet. As part of this share redemption transaction, the Sheth Group agreed to transfer 12,500 shares of common stock owned by Transvit to the holder of the Company's Series C Preferred Stock.

                        PROPOSALS FOR NEXT ANNUAL MEETING

      The deadline for submission of stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its 2002 annual meeting of stockholders is August 20, 2001. After November 5, 2001, notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its 2002 annual meeting of Stockholders may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

                                  OTHER MATTERS

      Management of the Company does not know of any matters to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and described herein. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.


                                       By Order of the Board of Directors


                                       /s/ RICHARD R. HOWARD
                                           RICHARD R. HOWARD
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER


DATED:  DECEMBER 18, 2000

                                                                      Appendix A

                               TRISTAR CORPORATION

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER


I.    PURPOSE

      The primary function of the Audit Committee (the "Committee") of Tristar Corporation (the "Company") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's Systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

      Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

      Review and appraise the audit efforts of the Company's independent accountants.

      Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

      The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.   COMPOSITION

      The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her impartial judgment as a member of the Committee. Any of the following would be considered to impair a director's independence:

      o A director who is an employee or has been an employee during the past three years.

      o A director who accepts compensation in excess of $60,000 from the Company or any of its affiliates during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.

      o A director who is a partner in, a controlling shareholder or executive officer of any for-profit business organization to which the Company made or received payments in any of the past three years that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is greater. Payments resulting solely from investments in the Company's securities need not be considered for this purpose.

      o A director who is employed as an executive of another company where any of the Company's executives serve on that company's compensation committee.

      o A director who is an immediate family member of an individual who has been an executive officer of the Company or its affiliates during the past three years.

      All members of the Committee shall be financially literate, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairman of the Committee ("Chair") is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

      The compensation of members of the Committee may be determined from time to time by the Board.

III.  MEETINGS

      The Committee shall meet at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should be available as requested by the independent accountants or management to discuss any issues related to the Company's quarterly financials prior to filing its Form 10-Q. The Committee shall cause minutes of its meetings to be prepared and maintained in the files of the Company.

IV.   RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties the Committee shall:

DOCUMENTS/REPORTS REVIEW

      1. Review and update this Charter periodically, at least annually, as conditions dictate.

      2. Review the Company's annual and quarterly financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

INDEPENDENT ACCOUNTANTS

      3. Recommend to the Board the selection of the independent accountants, and review the scope of work to be performed by the independent accountants in connection with both the annual audit and the quarterly reviews. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence. The committee should obtain, on an annual basis, a formal, written confirmation statement delineating all relationships between the auditor and the Company.

      4. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

      5. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements, and SAS #61 communications.

FINANCIAL REPORTING PROCESSES

      6. In consultation with the independent accountants, review the integrity of the Company's financial reporting processes, both internal and external.

      7. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

      8. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

PROCESS IMPROVEMENT

      9. Establish regular and separate systems of reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the review of each as to the quality and acceptability of such judgments.

      10. Following completion of the annual audit, review with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

      11. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

      12. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

ETHICAL AND LEGAL COMPLIANCE

      13. Establish, review and update periodically a Code of Ethical Conduct (the "Code") and ensure that management has established a system to enforce the Code.

      14. Review management's monitoring of the Company's compliance with the Code, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public, satisfy legal requirements.

      15. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

      16. Review with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

      17. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

                               TRISTAR CORPORATION


          PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- JANUARY 18, 2001


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          Please mark, sign, date and return in the enclosed envelope.

           The undersigned stockholder of Tristar Corporation (the "Company") hereby appoints Richard R. Howard and Robert M. Viola, or each of them,
 P   proxies of the undersigned with full power of substitution to vote at the
 R   Annual Meeting of Stockholders of the Company to be held on Thursday,
 O   January 18, 2001, at 10:00 a.m., Eastern Standard Time, at the Company's
 X   global marketing offices, located at 225 West 34th Street, Suite 800, New
 Y York, New York 10122 and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:


        (1) ELECTION OF DIRECTORS

            [ ]     FOR                   [ ]     WITHHOLD AUTHORITY
            all nominees listed below     to vote for all nominees listed below
            (except as marked below)


            Richard P. Rifenburgh      Richard R. Howard      Robert A. Lerman

            Viren S. Sheth             B.J. Harid



        INSTRUCTIONS:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                        NOMINEE, DRAW A LINE THROUGH OR STRIKE OUT THAT
                        NOMINEE'S NAME AS SET FORTH ABOVE.

        (2) TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING AUGUST 25, 2001

            [ ]  FOR            [ ]  AGAINST              [ ]  ABSTAIN


        (3) To such other business as may lawfully come before the Annual Meeting or any adjournment or adjournments thereof;

            all as more particularly described in the Proxy Statement dated December 18, 2000, relating to such meeting, receipt of which is hereby acknowledged.

            This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2.



                                   ____________________________________________

                                   ____________________________________________
                                              Signature of Stockholder(s)


                                   Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon.


                                   Dated __________________________, 2000.

                                      -2-